EXHIBIT 99.5

ACOLT 2012-SN1 PULL AHEAD FUNDING AGREEMENT

AMONG

ALLY CENTRAL ORIGINATING LEASE TRUST,

ALLY FINANCIAL INC.,

AS AGENT ON BEHALF

OF THE LEASE OEMS

AND

CITIBANK, N.A.,

AS ACOLT INDENTURE TRUSTEE

DATED AS OF SEPTEMBER 19, 2012

-i-

ACOLT 2012-SN1 PULL AHEAD FUNDING AGREEMENT

THIS ACOLT 2012-SN1 PULL AHEAD FUNDING AGREEMENT, dated as of September 19, 2012, among ALLY CENTRAL ORIGINATING LEASE TRUST, a Delaware statutory trust (“ACOLT”), ALLY FINANCIAL INC., a Delaware corporation (“Ally Financial”), as agent on behalf of each Lease OEM, and CITIBANK, N.A., a national banking association, as ACOLT Indenture Trustee (the “ACOLT Indenture Trustee”).

WHEREAS, ACOLT and Ally Financial, in its capacity as Servicer, are parties to the Servicing Agreement, which provides for the servicing of the Lease Assets;

WHEREAS, Ally Financial, in its capacity as agent for any Lease OEM, may from time to time institute a Pull Ahead Program with respect to a portion of the Lease Assets; and

WHEREAS, the parties hereto desire to enter into this Agreement to provide for the payment by Ally Financial, in its capacity as agent for any Lease OEM, of the Pull Ahead Payments in connection with any Pull Ahead Program;

NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto agree as follows:

ARTICLE 1

DEFINITIONS

SECTION 1.01 Definitions. Capitalized terms used in this Agreement are defined in and shall have the meanings assigned to them in (or by reference in) Part I of Appendix A to the Administration Agreement (the “Administration Agreement”), dated as of September 19, 2012, by and among Ally Auto Assets LLC, Ally Financial and Ally Auto Receivables Trust 2012-SN1, or if not defined therein, shall have the meanings assigned to them in Part I of Exhibit I to the Declaration of Trust, dated as of April 7, 2010 (as it may be amended from time to time, the “Declaration of Trust”), by Deutsche Bank Trust Company Delaware, as ACOLT Owner Trustee, and acknowledged, accepted and agreed to by Ally Central Originating Lease LLC, as Residual Certificateholder. All references herein to “this Agreement” are to this ACOLT 2012-SN1 Pull Ahead Funding Agreement as it may be amended, supplemented or otherwise modified from time to time.

ARTICLE 2

PULL AHEAD PAYMENT

SECTION 2.01 Agreement of Ally Financial Regarding Pull Ahead Lease Assets. If any Lease OEM or Ally Financial, in its capacity as agent for any Lease OEM, institutes a Pull Ahead Program (the “Pull Ahead Agent”) with respect to any Lease Asset, such Lease Asset shall be deemed to have become a Pull Ahead Lease Asset as of the end of any Monthly Period during which Ally Financial has received actual notice that the related Lessee has elected to terminate the related Lease prior to its Scheduled Lease End Date by delivery of the related Leased Vehicle to a Dealer in connection with a Pull Ahead Program and the related Lessee has made payment of all required Monthly Lease Payments and any other required amount pursuant to such Pull Ahead Program; provided, however, that no Lessee under a Lease shall be permitted to participate in any Pull Ahead Program unless: (i) such Lessee has paid all amounts due and payable by the Lessee under such Lease on or before the date of such Lessee’s election to terminate such Lease (other than (A) Excess Wear and Excess Mileage Charges, which shall be charged to such Lessee to the extent applicable in accordance with such Lease and the Servicer’s Customary Servicing Practices and (B) any remaining Monthly Lease Payments that have been waived pursuant to such Pull Ahead Program); and (ii) Ally Financial, as Pull Ahead Agent, has made all Pull Ahead Payments that were due and payable in accordance with the following sentence for all previous Pull Ahead Lease Assets on or prior to the date that is five Business Days prior to the date such Lease Asset shall be deemed to have become a Pull Ahead Lease Asset. On the second Business Day of the Monthly Period following any Monthly Period in which a Lease Asset shall be deemed to have become a Pull Ahead Lease Asset, or if the Monthly Remittance Condition is satisfied, on the third Business Day preceding the related Distribution Date, Ally Financial, as Pull Ahead Agent, shall pay to the Servicer for deposit into the ACOLT Collection Account, an amount equal to the aggregate amount of the Pull Ahead Payments with respect to such Pull Ahead Lease Assets.

ARTICLE 3

MISCELLANEOUS PROVISIONS

SECTION 3.01 Amendment.

(a) This Agreement may be amended by Ally Financial, ACOLT and the ACOLT Indenture Trustee and without the consent of any of the ACOLT Certificateholder or the Secured Noteholders (i) to cure any ambiguity, (ii) to correct or supplement any provision in this Agreement that may be defective or inconsistent with any other provision of this Agreement, (iii) to add or supplement any provisions for the benefit of the Secured Noteholders, (iv) to add to the covenants, restrictions or obligations of Ally Financial or (v) to add, change or eliminate any other provision of this Agreement in any manner that shall not adversely affect in any material respect the interests of the Secured Noteholders or the ACOLT Certificateholder.

(b) This Agreement may also be amended from time to time, subject to the satisfaction of the Rating Agency Condition, by Ally Financial, ACOLT and the ACOLT Indenture Trustee with the consent of the holders of a majority of the then outstanding principal amount of the Secured Notes and the ACOLT Certificateholder, which consent, whether given pursuant to this Section 3.01(b) or pursuant to any other provision herein, shall be conclusive and binding on such Persons and on all future holders of ACOLT Certificates and Secured Notes.

(c) If any Rated Notes are outstanding, prior to the execution of any amendment or consent pursuant to Section 3.01(a) or (b), the ACOLT Indenture Trustee shall furnish written notice of the substance of such amendment to ACOL LLC, which shall promptly furnish such notice to each Rating Agency.

(d) Promptly after the execution of any amendment or consent pursuant to Section 3.01(a) or (b), the ACOLT Indenture Trustee shall furnish a copy of such amendment or consent to the Secured Noteholders, the ACOLT Certificateholder and, if any Rated Notes are outstanding, to ACOL LLC, which shall promptly furnish such notice to each Rating Agency.

(e) It shall not be necessary for the consent of the Secured Noteholders or the ACOLT Certificateholder pursuant to Section 3.01(b) to approve the particular form of any proposed amendment or consent, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents (and any other consents of Secured Noteholders or the ACOLT Certificateholder provided for in this Agreement) and of evidencing the authorization of the execution thereof by the Secured Noteholders and the ACOLT Certificateholder shall be subject to such reasonable requirements as the ACOLT Indenture Trustee or the ACOLT Owner Trustee may prescribe, including the establishment of record dates.

(f) Prior to the execution of any amendment to this Agreement, the ACOLT Indenture Trustee and the ACOLT Owner Trustee shall be entitled to receive and conclusively rely upon an Opinion of Counsel stating that the execution of such amendment is authorized or permitted by this Section 3.01. The ACOLT Indenture Trustee and the ACOLT Owner Trustee, may, but shall not be obligated to, enter into any such amendment which affects such trustee’s own rights, duties or immunities under this Agreement or otherwise.

SECTION 3.02 Termination of Agreement. This Agreement shall, except as otherwise provided herein, terminate upon the earlier of: (a) the termination of ACOLT pursuant to Article VII of the Declaration of Trust; or (b) the mutual written determination of the parties hereto.

SECTION 3.03 Notices. All demands, notices and communications upon or to Ally Financial, ACOLT, the ACOLT Indenture Trustee or the ACOLT Owner Trustee on behalf of ACOLT under this Agreement shall be as specified in Part III of Appendix A to the Administration Agreement.

SECTION 3.04 Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THEREOF OR OF ANY OTHER JURISDICTION (OTHER THAN SECTION 5-1401 AND SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES UNDER THIS AGREEMENT SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

SECTION 3.05 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions and terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement.

SECTION 3.06 Binding Effect; Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon and enforceable by the parties hereto, the ACOLT Owner Trustee, the ACOLT Certificateholder, the Secured Noteholders and their respective successors and permitted assigns. Except as otherwise provided in this Article III, no other Person shall have any right or obligation hereunder.

SECTION 3.07 Headings. The various headings in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement.

SECTION 3.08 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed and delivered shall be deemed to be an original, but all of which counterparts shall together constitute but one and the same instrument.

SECTION 3.09 Further Assurances. Each party will do such acts, and execute and deliver to any other party such additional documents or instruments as may be reasonably requested in order to effect the purposes of this Agreement and to better assure and confirm unto the requesting party its rights, powers and remedies hereunder.

SECTION 3.10 Rights Cumulative. All rights and remedies from time to time conferred upon or reserved to ACOLT, the ACOLT Owner Trustee, and the ACOLT Indenture Trustee on behalf of ACOLT, the Further Holders, or the Servicer or to any or all of the foregoing are cumulative, and none is intended to be exclusive of another. No delay or omission in insisting upon the strict observance or performance of any provision of this Agreement, or in exercising any right or remedy, shall be construed as a waiver or relinquishment of such provision, nor shall it impair such right or remedy. Every right and remedy may be exercised from time to time and as often as deemed expedient.

SECTION 3.11 No Waiver. No waiver by any party hereto of any one or more defaults by any other party or parties in the performance of any of the provisions of this Agreement shall operate or be construed as a waiver of any future default or defaults, whether of a like or different nature. No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any party hereto at law, in equity or otherwise.

SECTION 3.12 No Bankruptcy Petition. Ally Financial, individually and as agent for the Lease OEMs, and the ACOLT Indenture Trustee hereby covenant and agree that prior to the date which is one year and one day after the payment in full of all obligations of ACOLT under the Secured Notes, it shall not institute against, or join any other Person in instituting against, ACOLT any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the bankruptcy or similar laws of the United States or any State of the United States. This Section 3.12 shall survive the termination of this Agreement.

SECTION 3.13 Limitation of Liability. It is expressly understood and agreed by the parties hereto that (a) this Agreement is executed and delivered by Deutsche Bank Trust Company Delaware, not individually or personally, but solely as owner trustee of ACOLT, (b) each of the representations, undertakings and agreements herein made on the part of ACOLT is made and intended not as a personal representation, undertaking or agreement by Deutsche Bank Trust Company Delaware but is made and intended for the purpose of binding only ACOLT, and

(c) under no circumstances shall Deutsche Bank Trust Company Delaware be personally liable for the payment of any indebtedness or expenses of ACOLT or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by ACOLT under this Agreement or the other ACOLT Transaction Documents.

SECTION 3.14 Merger and Consolidation of Ally Financial. Any corporation, limited liability company or other entity (i) into which Ally Financial may be merged or consolidated, (ii) resulting from any merger, conversion or consolidation to which Ally Financial shall be a party, (iii) succeeding to the business of Ally Financial, or (iv) 25% or more of the voting stock (or, if not a corporation, other voting interests) of which is owned, directly or indirectly, by Ally Financial or General Motors, in the aggregate, which corporation or entity in any of the foregoing cases executes an agreement of assumption to perform every obligation of Ally Financial under this Agreement and the other Transaction Documents, shall be the successor to Ally Financial under this Agreement without the execution or filing of any document or any further act on the part of any of the parties to this Agreement. Ally Financial shall provide 10 days prior notice of any merger, consolidation or succession pursuant to this Section 3.14 to the Servicer, the ACOLT Indenture Trustee, the ACOLT Owner Trustee and the Rating Agencies (if any Rated Notes are outstanding).

SECTION 3.15 Assignment. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may, with prior notice to Rating Agencies (if any Rated Notes are then outstanding), be assigned by Ally Financial without the consent of any other Person to a corporation, limited liability company or other entity that is a successor (by merger, consolidation or purchase of assets) to Ally Financial, or 25% or more of the voting interests of which is owned, directly or indirectly, by General Motors or by Ally Financial, in the aggregate, provided that such entity executes an agreement of assumption.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers hereunto duly authorized as of the day and year first above written.

ALLY CENTRAL ORIGINATING LEASE TRUST

By: DEUTSCHE BANK TRUST COMPANY DELAWARE, not in its individual capacity, but solely as ACOLT Owner Trustee

By:	/s/ Mark DiGiacomo
Name:	Mark DiGiacomo
Title:	Attorney-in-fact

By:	/s/ Jennifer Freda
Name:	Jennifer Freda
Title:	Attorney-in-fact

ALLY FINANCIAL INC., as agent on behalf of the Lease OEMs

By:	/s/ Robert P. Wilson
Name:	R.P. Wilson
Title:	Assistant Treasurer

CITIBANK, N.A., not in its individual capacity but solely as ACOLT Indenture Trustee

By:	/s/ K Driscoll
Name:	Kristen Driscoll
Title:	Vice President

Pull Ahead Funding Agreement (AART 2012–SN1)